UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

WEGENER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11350 Technology Parkway, Johns Creek, Georgia 30097
 (Address of principal executive offices, including zip code)

(770) 623-0096
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The annual meeting of stockholders of Wegener Corporation, a Delaware corporation (the “Company”), was held on February 2, 2010.  Matters voted upon and the final voting results were as follows:

(1.)
The shareholders approved the election of the following nominees to the Board of Directors to hold office until the 2013 annual meeting of stockholders or until their successors shall have been elected and qualified:

Stephen J. Lococo (Class III Director)
6,315,287	votes for
418,260	votes withheld
5,506,265	broker non-votes

Thomas G. Elliot (Class III Director)
6,489,108	votes for
244,439	votes withheld
5,506,265	broker non-votes

(2.)	The Company’s 2010 Incentive Plan was approved with 5,803,835 votes for; 917,117 votes against; and 12,595 votes abstaining. Broker non-votes 5,506,265.

(3.)
An amendment to the Company’s Certificate of Incorporation allowing the Company to effect a reverse stock split of all the Company’s issued and outstanding shares of common stock at an exchange ratio between and including twelve-for-one and twenty-for-one was approved with 10,184,830 votes for; 2,037,333 votes against; and 17,649 votes abstaining.

(4.)
The appointment of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for fiscal 2010 was ratified with 11,985,345 votes for; 211,474 votes against; and 42,993 votes abstaining.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated February 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEGENER CORPORATION

Date: February 4, 2010	By:	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
President and Chief Executive Officer
(Principal Executive Officer)